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                               TMI HOLDINGS, INC.
                       (FORMERLY THRIFT MANAGEMENT, INC.)

          EXHIBIT 11 - STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS

 The following table presents the computation of basic and diluted net income per share

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

                                                                       THREE MONTHS ENDED
                                                           --------------------------------------------
                                                               MARCH 31,                APRIL 1,
                                                                  2002                    2001
                                                           --------------------   ---------------------
         Numerator:
Net (loss) before extraordinary gain                         $   (13,456)                  $    (102,437)

Extraordinary gain on debenture settlement                            --                         408,552
                                                             -----------                   -------------
Net (loss) income                                            $   (13,456)                  $     306,115
                                                             ===========                   =============

         Denominator:
Denominator for basic income per
   share-weighted-average shares                               3,047,210                       2,897,210

Effect of dilutive securities:
         Stock options                                                --                          47,437
                                                             -----------                   -------------
Denominator for diluted income per share                       3,047,210                       2,944,647
                                                             ===========                   =============


         Income per share:
Basic:
Net income (loss) before extraordinary gain                  $        --                   $       (0.03)

Extraordinary gain on debenture settlement                            --                            0.14
                                                             -----------                   -------------
Net income per share                                         $        --                   $        0.11
                                                             ===========                   =============


Diluted:
Net income (loss) before extraordinary gain                  $        --                   $       (0.04)

Extraordinary gain on debenture settlement                            --                            0.14
                                                             -----------                   -------------
Net income per share                                         $        --                   $        0.10
                                                             ===========                   =============


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